Exhibit 99.1

Oceaneering Reports Third Quarter 2022 Results

HOUSTON, October 26, 2022 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $18.3 million, or $0.18 per share, on revenue of $560 million for the three months ended September 30, 2022. Adjusted net income was $23.7 million, or $0.23 per share, reflecting the impact of $1.1 million of pre-tax adjustments associated with foreign exchange losses recognized during the quarter and $4.4 million of discrete tax adjustments, primarily due to changes in valuation allowances and uncertain tax positions.

During the prior quarter ended June 30, 2022, Oceaneering reported net income of $3.7 million, or $0.04 per share, on revenue of $524 million. Adjusted net income was $7.4 million, or $0.07 per share, reflecting the impact of $0.9 million of pre-tax adjustments associated with foreign exchange gains recognized during the quarter and $4.5 million of discrete tax adjustments, primarily due to changes in valuation allowances.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins), and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2022 and 2023 Adjusted EBITDA and Free Cash Flow Estimates, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2022	2021	2022	2022	2021

Revenue	$559,671	$466,814	$524,031	$1,529,861	$1,402,566
Gross Margin	95,754	59,848	76,041	217,275	184,902
Income (Loss) from Operations	46,875	15,769	22,850	68,686	52,371
Net Income (Loss)	18,303	(7,370)	3,720	2,813	(10,494)

Diluted Earnings (Loss) Per Share	$0.18	$(0.07)	$0.04	$0.03	$(0.11)

For the third quarter of 2022:
•Consolidated Adjusted EBITDA was $77.6 million;
•Consolidated Operating Income was $46.9 million;
•Cash flow provided by operating activities was $85.9 million and free cash flow was $66.6 million, with an ending cash position of $428 million; and
•Consolidated order intake was $700 million.

As of September 30, 2022:
•Remotely Operated Vehicles (ROV) fleet count was 250, Q3 utilization was 67%, and Q3 average revenue per day on hire was $8,468; and
•Manufactured Products backlog was $365 million.

Initial guidance for 2023:
•Consolidated EBITDA is expected in the range of $260 million to $310 million; and
•Free cash flow generation is expected to exceed $100 million.

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our third quarter results were driven by improved offshore activity and pricing, particularly in the Gulf of Mexico (GoM), which ticked up further during the quarter. We produced adjusted consolidated EBITDA of $77.6 million, which exceeded our guidance and consensus estimates. Offshore activity drove significant operating improvements in our energy businesses, which were led by our Subsea Robotics (SSR) and Offshore Projects Group (OPG) segments. In addition, increased manufacturing throughput led to improved operating margins in our Manufactured Products segment. We also saw a meaningful recovery in our government-focused businesses after experiencing the effects of negative timing during the second quarter of 2022. For the full year of 2022, we expect our adjusted EBITDA within the narrowed range of $215 million to $240 million and continue to expect positive free cash flow in the range of $25 million to $75 million.

“The offshore recovery is clearly underway, and with increasing emphasis on both energy security and development of the cleanest, safest and most reliable energy sources, I expect positive market fundamentals to support our energy-focused businesses for years to come. In addition, with increasing competition for, and scarcity of, available labor, our mobile and subsea robotics businesses are experiencing heightened levels of interest as automation lowers on-site personnel requirements and enables remote supervisory control.

Segment Results

“Sequentially, SSR revenue and operating income both increased as expected, with higher activity levels for ROV, survey and tooling services. SSR EBITDA margin of 31% improved over the second quarter of 2022 as new contract pricing and utilization efficiencies are increasingly being reflected in our results. As disclosed in our recent press release, we received strong SSR order intake of $300 million during the third quarter of 2022.

"Sequentially, third quarter 2022 ROV days on hire were 5% higher, with drill support days higher and vessel-based services days essentially flat. Our fleet use during the quarter was 60% in drill support and 40% in vessel-based activity, compared to 57% and 43%, respectively, during the second quarter. Fleet utilization rose to 67% for the quarter as compared to 64% during the second quarter. Third quarter 2022 average ROV revenue per day on hire of $8,468 was 2% higher than in the second quarter.

"Manufactured Products third quarter 2022 operating results improved despite an 11% decrease in revenue. Operating income and related margin percentage of $4.3 million and 5%, respectively, improved measurably from the second quarter of 2022 due primarily to increased manufacturing throughput in our subsea hardware businesses. Order intake during the quarter was solid, with backlog on September 30, 2022 increasing to $365 million from our June 30, 2022 backlog of $335 million. Our book-to-bill ratio was 1.17 for the nine months ended September 30, 2022, and 1.08 for the trailing 12 months.

"As expected, OPG saw strong seasonal activity during the third quarter of 2022, which resulted in higher operating income on a 31% increase in revenue as compared to the second quarter. Results were driven by increased intervention and installation work, primarily in the GoM. OPG’s operating income margin of 13% reflected slight changes in service mix and continued high levels of demand and pricing for vessel-based services in the GoM.

"Sequentially, Integrity Management and Digital Solutions (IMDS) operating income declined slightly on 2% less revenue. Revenue declined as customers, particularly in Europe, delayed inspection programs and kept facilities running to support energy security priorities. Operating income margin of 5% declined from the 6% recorded for the second quarter of 2022, due primarily to the continuing impacts of employee wage inflation.

"Aerospace and Defense Technologies (ADTech) third quarter 2022 operating income increased significantly from the second quarter on essentially flat revenue. Operating income margin of 15% improved significantly from the second quarter of 2022, reflecting recovery of prior quarter pre-contract costs and favorable project mix. At the corporate level, Unallocated Expenses of $30.9 million for the third quarter were less than expected, and slightly lower than the second quarter of 2022.

Fourth Quarter and Full Year Outlook:

"Looking forward, on a consolidated basis, we believe that our fourth quarter 2022 EBITDA will decline on relatively flat revenue as compared to our third quarter results. Sequentially, we forecast: higher revenue and operating profitability in our Manufactured Products segment; slightly lower revenue and operating results in our SSR segment; significantly lower revenue and operating profitability in our OPG segment due to lower seasonal activity; slightly lower revenue and operating results in our IMDS segment; and modestly higher revenue and lower operating results in our ADTech segment. Unallocated Expenses are forecast to be in the mid-$30 million range.

"For the full year of 2022, we expect to generate adjusted EBITDA within the narrowed range of $215 million to $240 million. Our guidance for organic capital expenditures remains in the range of $70 million to $80 million and our guidance for cash income tax payments remains in the range of $40 million to $45 million. We continue to expect positive free cash flow of between $25 million and $75 million for the full year of 2022.

Initial 2023 Guidance:

"Looking into 2023, year over year, we are anticipating increased activity and improved operating performance across each of our operating segments, led by gains from SSR and OPG. At this time, we forecast EBITDA in the range of $260 million to $310 million in 2023, driving healthy levels of cash flow from operations. In 2023, we expect capital expenditures to be higher than in 2022 as we continue to focus on growth. We also expect to generate positive free cash flow in excess of $100 million. We will provide more specific guidance on our expectations for 2023 during the year-end reporting process.

Key Priorities:

"Our key priorities remain unchanged. Focusing on safety, maintaining our financial and capital discipline, generating significant free cash flow, managing our 2024 debt maturity, and growing the Company by leveraging core competencies remain our top priorities for the foreseeable future. Increasing our pricing and margins to generate a fair return for our world-class services and products is also a priority. Optimizing each of these priorities positions us for success in the energy transition while presenting increasing opportunities to provide returns to our shareholders."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: forecasted FY 2023 guidance ranges for consolidated EBITDA, free cash flow and growth capital expenditures; beliefs regarding offshore recovery and market fundamentals; backlog, to the extent backlog may be an indicator of future revenue or profitability; forecasted direction of fourth quarter 2022 consolidated EBITDA and revenue, and segments revenue and operating results; forecasted range of fourth quarter 2022 Unallocated Expenses; forecasted FY 2022 guidance ranges for adjusted EBITDA, organic capital expenditures, cash income tax payments, and free cash flow ; anticipated sequentially comparative FY 2023 activity and operating performance across each operating segment, led by gains from SSR and OPG; anticipated outcomes from optimizing stated priorities; and, characterization of offshore demand, offshore recovery, offshore activity levels, market fundamentals, outlook, performance, results, opportunities, and financials as meaningful, increasing, seasonal, strong, supportive, robust, significant, substantial, good, or healthy.

The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.
Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2022	Dec 31, 2021
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $427,507 and $538,114)				$1,219,742	$1,188,003
Net property and equipment				434,586	489,596
Other assets				268,504	285,260
Total Assets				$1,922,832	$1,962,859

LIABILITIES AND EQUITY
Current liabilities				$515,725	$501,161
Long-term debt				701,258	702,067
Other long-term liabilities				228,551	248,607
Equity				477,298	511,024
Total Liabilities and Equity				$1,922,832	$1,962,859

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2022	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021
	(in thousands, except per share amounts)

Revenue	$559,671	$466,814	$524,031	$1,529,861	$1,402,566
Cost of services and products	463,917	406,966	447,990	1,312,586	1,217,664
Gross margin	95,754	59,848	76,041	217,275	184,902
Selling, general and administrative expense	48,879	44,079	53,191	148,589	132,531
Income (loss) from operations	46,875	15,769	22,850	68,686	52,371
Interest income	1,396	662	767	2,959	1,864
Interest expense	(9,552)	(9,616)	(9,619)	(28,614)	(29,752)
Equity in income (losses) of unconsolidated affiliates	496	189	318	1,108	1,101
Other income (expense), net	(1,222)	(814)	583	(195)	(4,222)
Income (loss) before income taxes	37,993	6,190	14,899	43,944	21,362
Provision (benefit) for income taxes	19,690	13,560	11,179	41,131	31,856
Net Income (Loss)	$18,303	$(7,370)	$3,720	$2,813	$(10,494)

Weighted average diluted shares outstanding	101,310	99,797	101,430	101,372	99,675
Diluted earnings (loss) per share	$0.18	$(0.07)	$0.04	$0.03	$(0.11)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2022	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021
	($ in thousands)
Subsea Robotics
Revenue	$169,422	$143,710	$157,123	$454,534	$404,200
Gross margin	$47,552	$28,918	$37,004	$106,514	$84,763
Operating income (loss)	$37,069	$19,533	$25,938	$74,559	$55,862
Operating income (loss) %	22%	14%	17%	16%	14%
ROV days available	23,000	23,002	22,750	68,250	68,221
ROV days utilized	15,408	14,474	14,631	41,881	40,366
ROV utilization	67%	63%	64%	61%	59%

Manufactured Products
Revenue	$94,039	$75,359	$105,456	$282,187	$241,311
Gross margin	$12,170	$8,544	$7,918	$31,090	$26,939
Operating income (loss)	$4,282	$809	$(1,365)	$5,560	$4,352
Operating income (loss) %	5%	1%	(1)%	2%	2%
Backlog at end of period	$365,000	$334,000	$335,000	$365,000	$334,000

Offshore Projects Group
Revenue	$152,987	$95,580	$116,457	$366,841	$292,765
Gross margin	$27,647	$13,815	$25,441	$60,825	$43,492
Operating income (loss)	$20,310	$7,634	$17,535	$38,511	$24,443
Operating income (loss) %	13%	8%	15%	10%	8%

Integrity Management & Digital Solutions
Revenue	$58,465	$62,806	$59,438	$174,473	$180,924
Gross margin	$8,371	$11,330	$9,222	$26,792	$30,001
Operating income (loss)	$3,091	$5,362	$3,436	$10,035	$12,557
Operating income (loss) %	5%	9%	6%	6%	7%

Aerospace and Defense Technologies
Revenue	$84,758	$89,359	$85,557	$251,826	$283,366
Gross margin	$19,431	$20,019	$15,744	$52,045	$66,732
Operating income (loss)	$13,043	$14,251	$8,961	$33,848	$50,430
Operating income (loss) %	15%	16%	10%	13%	18%

Unallocated Expenses
Gross margin	$(19,417)	$(22,778)	$(19,288)	$(59,991)	$(67,025)
Operating income (loss)	$(30,920)	$(31,820)	$(31,655)	$(93,827)	$(95,273)

Total
Revenue	$559,671	$466,814	$524,031	$1,529,861	$1,402,566
Gross margin	$95,754	$59,848	$76,041	$217,275	$184,902
Operating income (loss)	$46,875	$15,769	$22,850	$68,686	$52,371
Operating income (loss) %	8%	3%	4%	4%	4%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2022	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021
	(in thousands)

Capital Expenditures, including Acquisitions	$19,280	$12,488	$16,495	$55,094	$35,816

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$16,013	$21,483	$17,531	$52,545	$66,871
Manufactured Products	2,939	3,202	3,020	9,031	9,677
Offshore Projects Group	7,132	6,781	7,107	21,536	20,768
Integrity Management & Digital Solutions	1,695	1,114	1,034	3,759	3,329
Total Energy Services and Products	27,779	32,580	28,692	86,871	100,645
Aerospace and Defense Technologies	671	1,427	821	2,148	4,107
Unallocated Expenses	1,799	234	1,347	4,109	1,185
Total Depreciation and Amortization	$30,249	$34,241	$30,860	$93,128	$105,937

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2022 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2022		Sep 30, 2021		Jun 30, 2022
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$18,303	$0.18	$(7,370)	$(0.07)	$3,720	$0.04
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	1,145		289		(928)
Total pre-tax adjustments	1,145		289		(928)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(174)		(152)		142
Discrete tax items:
Share-based compensation	—		(29)		(3)
Uncertain tax positions	1,813		(123)		(593)
Valuation allowances	452		5,898		3,419
Other	2,162		77		1,689
Total discrete tax adjustments	4,427		5,823		4,512
Total of adjustments	5,398		5,960		3,726
Adjusted Net Income (Loss)	$23,701	$0.23	$(1,410)	$(0.01)	$7,446	$0.07
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,310		99,797		101,430

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2022		Sep 30, 2021
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$2,813	$0.03	$(10,494)	$(0.11)
Pre-tax adjustments for the effects of:
Loss on sale of asset	—		1,415
Restructuring expenses and other	—		1,308
Foreign currency (gains) losses	(189)		3,950
Total pre-tax adjustments	(189)		6,673

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	58		(1,431)
Discrete tax items:
Share-based compensation	137		544
Uncertain tax positions	588		47
Valuation allowances	18,798		16,181
Other	2,529		216
Total discrete tax adjustments	22,052		16,988
Total of adjustments	21,921		22,230
Adjusted Net Income (Loss)	$24,734	$0.24	$11,736	$0.12
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		101,372		100,790

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2022	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021
	($ in thousands)

Net income (loss)	$18,303	$(7,370)	$3,720	$2,813	$(10,494)
Depreciation and amortization	30,249	34,241	30,860	93,128	105,937
Subtotal	48,552	26,871	34,580	95,941	95,443
Interest expense, net of interest income	8,156	8,954	8,852	25,655	27,888
Amortization included in interest expense	39	875	(166)	73	2,085
Provision (benefit) for income taxes	19,690	13,560	11,179	41,131	31,856
EBITDA	76,437	50,260	54,445	162,800	157,272
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	1,415
Restructuring expenses and other	—	—	—	—	1,308
Foreign currency (gains) losses	1,145	289	(928)	(189)	3,950
Total of adjustments	1,145	289	(928)	(189)	6,673
Adjusted EBITDA	$77,582	$50,549	$53,517	$162,611	$163,945

Revenue	$559,671	$466,814	$524,031	$1,529,861	$1,402,566

EBITDA margin %	14%	11%	10%	11%	11%
Adjusted EBITDA margin %	14%	11%	10%	11%	12%

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2022	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021
	(in thousands)
Net Income (loss)	$18,303	$(7,370)	$3,720	$2,813	$(10,494)
Non-cash adjustments:
Depreciation and amortization	30,249	34,241	30,860	93,128	105,937
Other non-cash	4,171	5,641	788	5,551	3,982
Other increases (decreases) in cash from operating activities	33,176	3,984	(79,349)	(140,075)	(14,106)
Cash flow provided by (used in) operating activities	85,899	36,496	(43,981)	(38,583)	85,319
Purchases of property and equipment	(19,280)	(12,488)	(16,495)	(55,094)	(35,816)
Free Cash Flow	$66,619	$24,008	$(60,476)	$(93,677)	$49,503

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2022 Adjusted EBITDA Estimate

	For the Year Ending
	December 31, 2022
	Low	High
	(in thousands)
Income (loss) before income taxes	$61,000	$81,000
Depreciation and amortization	120,000	125,000
Subtotal	181,000	206,000
Interest expense, net of interest income	34,000	34,000
Adjusted EBITDA	$215,000	$240,000

2022 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2022
	Low	High
	(in thousands)
Net income (loss)	$20,000	$30,000
Depreciation and amortization	120,000	125,000
Other increases (decreases) in cash from operating activities	(45,000)	—
Cash flow provided by (used in) operating activities	95,000	155,000
Purchases of property and equipment	(70,000)	(80,000)
Free Cash Flow	$25,000	$75,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2023 Adjusted EBITDA Estimate

	For the Year Ending
	December 31, 2023
	Low	High
	(in thousands)
Income (loss) before income taxes	$105,000	$155,000
Depreciation and amortization	120,000	120,000
Subtotal	225,000	275,000
Interest expense, net of interest income	35,000	35,000
Adjusted EBITDA	$260,000	$310,000

2023 Free Cash Flow Estimate

		For the Year Ending
		December 31, 2023
		(in thousands)
Net income (loss)		$45,000
Depreciation and amortization		120,000
Other increases (decreases) in cash from operating activities		35,000
Cash flow provided by (used in) operating activities		200,000
Purchases of property and equipment		(100,000)
Free Cash Flow		$100,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$37,069	$4,282	$20,310	$3,091	$13,043	$(30,920)	$46,875

Adjusted Operating Income (Loss)	$37,069	$4,282	$20,310	$3,091	$13,043	$(30,920)	$46,875

Revenue	$169,422	$94,039	$152,987	$58,465	$84,758		$559,671
Operating income (loss) % as reported in accordance with GAAP	22%	5%	13%	5%	15%		8%
Operating income (loss) % using adjusted amounts	22%	5%	13%	5%	15%		8%

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769

Adjusted Operating Income (Loss)	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
Operating income (loss) % using adjusted amounts	14%	1%	8%	9%	16%		3%

	For the Three Months Ended June 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$25,938	$(1,365)	$17,535	$3,436	$8,961	$(31,655)	$22,850
Adjusted Operating Income (Loss)	$25,938	$(1,365)	$17,535	$3,436	$8,961	$(31,655)	$22,850

Revenue	$157,123	$105,456	$116,457	$59,438	$85,557		$524,031
Operating income (loss) % as reported in accordance with GAAP	17%	(1)%	15%	6%	10%		4%
Operating income (loss) % using adjusted amounts	17%	(1)%	15%	6%	10%		4%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Nine Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$74,559	$5,560	$38,511	$10,035	$33,848	$(93,827)	$68,686

Adjusted Operating Income (Loss)	$74,559	$5,560	$38,511	$10,035	$33,848	$(93,827)	$68,686

Revenue	$454,534	$282,187	$366,841	$174,473	$251,826		$1,529,861
Operating income (loss) % as reported in accordance with GAAP	16%	2%	10%	6%	13%		4%
Operating income (loss) % using adjusted amounts	16%	2%	10%	6%	13%		4%

	For the Nine Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$55,862	$4,352	$24,443	$12,557	$50,430	$(95,273)	$52,371
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	537	149	217	10	1,415	2,723

Adjusted Operating Income (Loss)	$56,257	$4,889	$24,592	$12,774	$50,440	$(93,858)	$55,094

Revenue	$404,200	$241,311	$292,765	$180,924	$283,366		$1,402,566
Operating income (loss) % as reported in accordance with GAAP	14%	2%	8%	7%	18%		4%
Operating income (loss) % using adjusted amounts	14%	2%	8%	7%	18%		4%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$37,069	$4,282	$20,310	$3,091	$13,043	$(30,920)	$46,875
Adjustments for the effects of:
Depreciation and amortization	16,013	2,939	7,132	1,695	671	1,799	30,249
Other pre-tax	—	—	—	—	—	(687)	(687)
EBITDA	53,082	7,221	27,442	4,786	13,714	(29,808)	76,437
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	1,145	1,145
Total of adjustments	—	—	—	—	—	1,145	1,145
Adjusted EBITDA	$53,082	$7,221	$27,442	$4,786	$13,714	$(28,663)	$77,582

Revenue	$169,422	$94,039	$152,987	$58,465	$84,758		$559,671
Operating income (loss) % as reported in accordance with GAAP	22%	5%	13%	5%	15%		8%
EBITDA Margin	31%	8%	18%	8%	16%		14%
Adjusted EBITDA Margin	31%	8%	18%	8%	16%		14%

	For the Three Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$19,533	$809	$7,634	$5,362	$14,251	$(31,820)	$15,769
Adjustments for the effects of:
Depreciation and amortization	21,483	3,202	6,781	1,114	1,427	234	34,241
Other pre-tax	—	—	—	—	—	250	250
EBITDA	41,016	4,011	14,415	6,476	15,678	(31,336)	50,260
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	289	289
Total of adjustments	—	—	—	—	—	289	289
Adjusted EBITDA	$41,016	$4,011	$14,415	$6,476	$15,678	$(31,047)	$50,549

Revenue	$143,710	$75,359	$95,580	$62,806	$89,359		$466,814
Operating income (loss) % as reported in accordance with GAAP	14%	1%	8%	9%	16%		3%
EBITDA Margin	29%	5%	15%	10%	18%		11%
Adjusted EBITDA Margin	29%	5%	15%	10%	18%		11%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$25,938	$(1,365)	$17,535	$3,436	$8,961	$(31,655)	$22,850
Adjustments for the effects of:
Depreciation and amortization	17,531	3,020	7,107	1,034	821	1,347	30,860
Other pre-tax	—	—	—	—	—	735	735
EBITDA	43,469	1,655	24,642	4,470	9,782	(29,573)	54,445
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(928)	(928)
Total of adjustments	—	—	—	—	—	(928)	(928)
Adjusted EBITDA	$43,469	$1,655	$24,642	$4,470	$9,782	$(30,501)	$53,517

Revenue	$157,123	$105,456	$116,457	$59,438	$85,557		$524,031
Operating income (loss) % as reported in accordance with GAAP	17%	(1)%	15%	6%	10%		4%
EBITDA Margin	28%	2%	21%	8%	11%		10%
Adjusted EBITDA Margin	28%	2%	21%	8%	11%		10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2022
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$74,559	$5,560	$38,511	$10,035	$33,848	$(93,827)	$68,686
Adjustments for the effects of:
Depreciation and amortization	52,545	9,031	21,536	3,759	2,148	4,109	93,128
Other pre-tax	—	—	—	—	—	986	986
EBITDA	127,104	14,591	60,047	13,794	35,996	(88,732)	162,800
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(189)	(189)
Total of adjustments	—	—	—	—	—	(189)	(189)
Adjusted EBITDA	$127,104	$14,591	$60,047	$13,794	$35,996	$(88,921)	$162,611

Revenue	$454,534	$282,187	$366,841	$174,473	$251,826		$1,529,861
Operating income (loss) % as reported in accordance with GAAP	16%	2%	10%	6%	13%		4%
EBITDA Margin	28%	5%	16%	8%	14%		11%
Adjusted EBITDA Margin	28%	5%	16%	8%	14%		11%

	For the Nine Months Ended September 30, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$55,862	$4,352	$24,443	$12,557	$50,430	$(95,273)	$52,371
Adjustments for the effects of:
Depreciation and amortization	66,871	9,677	20,768	3,329	4,107	1,185	105,937
Other pre-tax	—	—	—	—	—	(1,036)	(1,036)
EBITDA	122,733	14,029	45,211	15,886	54,537	(95,124)	157,272
Adjustments for the effects of:
Loss on sale of asset	—	—	—	—	—	1,415	1,415
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	3,950	3,950
Total of adjustments	395	537	149	217	10	5,365	6,673
Adjusted EBITDA	$123,128	$14,566	$45,360	$16,103	$54,547	$(89,759)	$163,945

Revenue	$404,200	$241,311	$292,765	$180,924	$283,366		$1,402,566
Operating income (loss) % as reported in accordance with GAAP	14%	2%	8%	7%	18%		4%
EBITDA Margin	30%	6%	15%	9%	19%		11%
Adjusted EBITDA Margin	30%	6%	15%	9%	19%		12%